UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2023
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Medpace Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio		45227
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 513 579-9911
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	MEDP	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)    On May 19, 2023, Medpace Holdings, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders.

(b)    Stockholders voted on the matters set forth below.
Proposal 1 - Election of Directors
The following nominees were elected to the Company’s Board of Directors to serve as Class I Directors until the Company’s 2026 Annual Meeting of Stockholders based upon the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Brian T. Carley	15,744,076	12,066,720	1,172,784
Femida H. Gwadry-Sridhar	27,027,873	782,923	1,172,784
Robert O. Kraft	15,166,913	12,643,883	1,172,784
Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,343,821	630,701	9,058	0
Proposal 3 - Advisory Vote on the Compensation of our Named Executive Officers
The proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers was approved based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,073,214	1,715,903	21,679	1,172,784
(c)    Not applicable.
(d)    Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	May 19, 2023	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary